NATIONAL CITY CORPORATION                                             EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

                                                 Nine Months Ended
                                                   September 30                           Years Ended December 31
                                          --------------------------------  --------------------------------------------------
(Dollars in Thousands)                               1999            1998              1998            1997           1996
--------------------------------------------------------------------------  --------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income taxes                    $ 1,631,507     $ 1,203,006       $ 1,647,277     $ 1,640,033    $ 1,441,787
Interest on non-deposit interest
  bearing liabilities                             903,247         725,479           998,753         738,923        611,741
Portion of rental expense deemed
  representative of interest                       22,545          22,746            30,397          27,597         25,053
                                          --------------------------------  --------------------------------------------------
Total income for computation
  excluding interest on deposits                2,557,299       1,951,231         2,676,427       2,406,553      2,078,581

Interest on deposits                            1,209,684       1,394,476         1,846,276       1,813,251      1,862,084
                                          --------------------------------  --------------------------------------------------
Total income for computation
  including interest on deposits              $ 3,766,983     $ 3,345,707       $ 4,522,703     $ 4,219,804    $ 3,940,665
                                          ================================  ==================================================

Fixed charges excluding interest
  on deposits                                 $   925,792     $   748,225       $ 1,029,150     $   766,520    $   636,794
                                          ================================  ==================================================
Fixed charges including interest
  on deposits                                 $ 2,135,476     $ 2,142,701       $ 2,875,426     $ 2,579,771    $ 2,498,878
                                          ================================  ==================================================

Ratio excluding interest on
  deposits                                          2.76x           2.61x             2.60x           3.14x          3.26x
Ratio including interest on
  deposits                                          1.76x           1.56x             1.57x           1.64x          1.58x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits              $ 2,557,299     $ 1,951,231       $ 2,676,427     $ 2,406,553    $ 2,078,581
                                          ================================  ==================================================
Total income for computation
  including interest on deposits              $ 3,766,983     $ 3,345,707       $ 4,522,703     $ 4,219,804    $ 3,940,665
                                          ================================  ==================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                             $   925,792     $   748,225       $ 1,029,150     $   766,520    $   636,794
Pre-tax preferred stock dividends                   1,972           2,531             3,357               -          6,197
                                          --------------------------------  --------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                            927,764         750,756         1,032,507         766,520        642,991

Interest on deposits                            1,209,684       1,394,476         1,846,276       1,813,251      1,862,084
                                          --------------------------------  --------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                             $ 2,137,448     $ 2,145,232       $ 2,878,783     $ 2,579,771    $ 2,505,075
                                          ================================  ==================================================

Ratio excluding interest on
  deposits                                          2.76x           2.60x             2.59x           3.14x          3.23x
Ratio including interest on
  deposits                                          1.76x           1.56x             1.57x           1.64x          1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                        $ 1,209,684     $ 1,394,476       $ 1,846,276     $ 1,813,251    $ 1,862,084
  Interest on non-deposit interest
    bearing liabilities                           903,247         725,479           998,753         738,923        611,741
                                          ================================  ==================================================
    Total interest charges                    $ 2,112,931     $ 2,119,955       $ 2,845,029     $ 2,552,174    $ 2,473,825
                                          ================================  ==================================================

Rental Expense:
  Building rental expense                      $   68,318     $    68,928       $    92,112     $    83,627    $    75,918
  Portion of rental expense deemed
    representative of interest                     22,545          22,746            30,397          27,597         25,053

Preferred Stock Charge:
  Preferred stock dividends                         1,282           1,645             2,182               -          4,028
  Pre-tax preferred dividends                       1,972           2,531             3,357               -          6,197

                                                  Years Ended December 31
                                               -----------------------------
(Dollars in Thousands)                                 1995            1994
----------------------------------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income taxes                      $ 1,208,000     $ 1,183,000
Interest on non-deposit interest
  bearing liabilities                               673,000         420,000
Portion of rental expense deemed
  representative of interest                         23,563          22,050
                                               -----------------------------
Total income for computation
  excluding interest on deposits                  1,904,563       1,625,050

Interest on deposits                              1,975,000       1,478,700
                                               -----------------------------
Total income for computation
  including interest on deposits                $ 3,879,563     $ 3,103,750
                                               =============================

Fixed charges excluding interest
  on deposits                                   $   696,563     $   442,050
                                               =============================
Fixed charges including interest
  on deposits                                   $ 2,671,563     $ 1,920,750
                                               =============================

Ratio excluding interest on
  deposits                                            2.73x           3.68x
Ratio including interest on
  deposits                                            1.45x           1.62x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits                $ 1,904,563     $ 1,625,050
                                               =============================
Total income for computation
  including interest on deposits                $ 3,879,563     $ 3,103,750
                                               =============================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                                 $ 696,563       $ 442,050
Pre-tax preferred stock dividends                    22,815          23,385
                                               -----------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                              719,378         465,435

Interest on deposits                              1,975,000       1,478,700
                                               -----------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                               $ 2,694,378     $ 1,944,135
                                               =============================

Ratio excluding interest on
  deposits                                            2.65x           3.49x
Ratio including interest on
  deposits                                            1.44x           1.60x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                          $ 1,975,000     $ 1,478,700
  Interest on non-deposit interest
    bearing liabilities                             673,000         420,000
                                               =============================
    Total interest charges                      $ 2,648,000     $ 1,898,700
                                               =============================

Rental Expense:
  Building rental expense                          $ 71,403        $ 66,818
  Portion of rental expense deemed
    representative of interest                       23,563          22,050

Preferred Stock Charge:
  Preferred stock dividends                          14,830          15,200
  Pre-tax preferred dividends                        22,815          23,385